Exhibit 10.23

*Portions of this exhibit are considered confidential by the registrant and have been omitted from filing and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

AWARD AGREEMENT

for

NON-QUALIFIED STOCK OPTION

(Performance-Vested)

This AWARD AGREEMENT (the “Agreement”), effective as of March 24, 2010, is made by and between RENTRAK CORPORATION, an Oregon corporation (“Corporation”), and CATHY HETZEL, an employee of Corporation (“Employee”):

RECITALS

A. Corporation wishes to afford Employee the opportunity to purchase shares of its Common Stock.

B. Corporation has adopted the Amended and Restated 2005 Stock Incentive Plan of Rentrak Corporation (the “Plan”).

C. The Committee appointed to administer the Plan has determined that it would be to the advantage and best interest of Corporation and its shareholders to grant the Non-Qualified Stock Option Award (the “Option”) provided for in this Agreement to Employee as an inducement to remain in the service of Corporation and as an incentive for increased efforts during such service.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants in this Agreement and other good and valuable consideration, receipt of which is acknowledged, the parties agree as follows:

1. GRANT OF OPTION

1.1 Grant of Option In consideration of Employee’s agreement to remain in the employ of Corporation or its Subsidiaries and for other good and valuable consideration, effective as of the date of this Agreement, Corporation irrevocably grants to Employee an Option to purchase any part or all of an aggregate of 75,000 Shares upon the terms and conditions set forth in this Agreement and the Plan.

1.2 Purchase Price The purchase price of the Shares covered by the Option is $20.89 per Share, without commission or other charge, subject to adjustment as provided in Section 13 of the Plan.

1.3 Consideration to Corporation In consideration of the granting of this Option by Corporation, Employee agrees to render faithful and efficient services to Corporation or a Subsidiary, with such duties and responsibilities as set forth in Employee’s employment agreement with Corporation, as it may be amended or restated from time to time (the “Employment Agreement”). Nothing in this Agreement or in the Plan confers upon Employee any right to continue in the employ of Corporation or any Subsidiary or will interfere with or restrict in any way the rights of Corporation and its Subsidiaries, which are expressly reserved, to discharge Employee at any time for any reason whatsoever, with or without Cause (as defined in the Employment Agreement).

1.4 Adjustments in Option The Option is subject to adjustment as provided in Section 13 of the Plan.

2. PERIOD OF EXERCISABILITY

2.1 Commencement of Exercisability

(a) Subject to Sections 2.1(b), 2.1(c) and 2.3, the Option will vest and become exercisable cumulatively in installments on the 15th day of the month of June immediately following the close of each fiscal year specified below as to the number of Shares specified below (but not more than 25,000 annually); provided that the performance criteria set forth below (as determined by the Committee in its sole discretion) have been satisfied.

(i) For fiscal 2011, the following numbers of Shares and performance criteria apply:

(1) The Option will vest and become exercisable as to 6,250 Shares if total operating income for Corporation exceeds $* for the fiscal year ending March 31, 2011.

(2) The Option will vest and become exercisable as to 18,750 Shares if total operating income for the AMI Division exceeds $* for the fiscal year ending March 31, 2011.

(ii) For fiscal 2012 and fiscal 2013, the number of Shares and performance criteria shall be parallel to those described in subparagraphs (i)(1) and (i)(2) above, with specific numeric performance targets pegged at or above the amounts included in the operating budget approved by Corporation’s Board of Directors no later than June 15 of such fiscal year; provided, however, that if Employee is assigned responsibility for one or more business units in addition to or instead of the AMI Division, the performance criteria for the relevant fiscal year that is parallel to subparagraph (i)(2) above shall relate to such unit(s) in addition to or instead of the AMI Division.

(iii) Upon the Committee’s determination that the performance criteria for a given fiscal year have not been satisfied (which determination will be made no later than the 14th day of the month of June immediately following the close of such fiscal year) the number of Shares associated with such performance criteria will be deemed unexercisable and no longer subject to the Option.

(iv) The Committee has the authority to make any appropriate adjustments, determined in its sole discretion, to the performance criteria upon the occurrence of significant corporate events, including, but not limited to, the acquisition of one or more businesses, the disposition of assets outside the ordinary course of business, impairments of long-lived assets, the correction of an accounting error, or restatement of Corporation’s financial statements.

(b) No portion of the Option which is unexercisable at termination of Employee’s employment with Corporation or a Subsidiary will subsequently become exercisable.

(c) Notwithstanding Sections 2.1(a) and 2.1(b), such portion of the Option as previously had not become vested or exercisable pursuant to Section 2.1(a) (excluding those Shares as to which the Option is deemed unexercisable under Section 2.1(a)(iii)) will become fully and immediately vested and exercisable if, after the occurrence of an event that would constitute a “Change in Control” of Corporation

*	Confidential portions omitted pursuant to a request for confidential treatment.

and prior to expiration of the Option pursuant to Section 2.2, Corporation terminates Employee’s employment with Corporation without Cause. For purposes of this Agreement, “Change in Control” is defined as the first occurrence of any of the following:

(i) Any person (including any individual, corporation, limited liability company, partnership, trust, group, association, or other “person,” as such term is used in Section 13(d)(3) or 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of Corporation, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Corporation representing more than 50 percent of the combined voting power of Corporation’s then outstanding securities;

(ii) A majority of the directors elected at any annual or special meeting of shareholders are not individuals nominated by Corporation’s then incumbent Board; or

(iii) The shareholders of Corporation approve (A) a merger or consolidation of Corporation with any other corporation, other than a merger or consolidation which would result in the Voting Securities (defined as all issued and outstanding securities ordinarily having the right to vote at elections of Corporation’s directors) of Corporation outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50 percent or more of the combined voting power of the Voting Securities of Corporation or of such surviving entity outstanding immediately after such merger or consolidation, (B) a plan of complete liquidation of Corporation, or (C) an agreement for the sale or disposition by Corporation of all or substantially all of its assets.

2.2 Duration of Exercisability Once any portion of the Option becomes exercisable pursuant to Section 2.1, such portion will remain exercisable until it becomes unexercisable under Section 2.3.

2.3 Expiration of Option The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) June 15, 2013, if none of the performance criteria set forth in Section 2.1(a) have been satisfied;

(b) December 31, 2013;

(c) Immediately upon termination of Employee’s employment with Corporation or a Subsidiary for Cause; or

(d) On the date specified in Section 2.4(b) in connection with a Terminating Event (as that term is defined in Section 2.4(b)).

2.4 Adjustments to and/or Cancellation of the Option

(a) Neither (i) the issuance of additional shares of stock of Corporation in exchange for adequate consideration (including services), nor (ii) the conversion of outstanding preferred shares of Corporation into Common Stock, will be deemed to require an adjustment in the Shares covered by the Option or in the purchase price of Shares subject to the Option pursuant to Section 13 of the Plan. In the event the Committee determines that an event has occurred affecting Corporation such that an adjustment to the Option under Section 13 of the Plan should be made but that it is not practical or feasible to make such an adjustment, such event will be deemed a Terminating Event subject to the following subsection.

(b) Subject to Section 13 of the Plan, in the event of a Change in Control or the occurrence of an event in accordance with the last sentence of the previous subsection (any of such events is herein referred to as a “Terminating Event”), the Committee will determine whether a provision will be made in connection with the Terminating Event for an appropriate assumption of the Option by, or substitution of appropriate new options covering stock of, a successor corporation employing Employee or stock of an affiliate of such successor employer corporation. If the Committee determines that such an appropriate assumption or substitution will be made, the Committee will give notice of the determination to Employee and the terms of such assumption or substitution, and any adjustments made (i) to the number and kind of shares subject to the Option outstanding under the Plan (or to options issued in substitution therefor), (ii) to the Option purchase price, and (iii) to the terms and conditions of the Option, will be binding upon Employee. If the Committee determines that no assumption or substitution will be made, the Committee will give notice of this determination to Employee, whereupon Employee will have the right for a period of 30 days following the notice to exercise in full or in part the unexercised and unexpired portion of this Option, which will become vested and exercisable as specified in Section 2.1(c) above. Upon the expiration of this 30-day period, the Option will expire to the extent not earlier exercised.

(c) The Committee will exercise its discretion in connection with the determinations under this Section 2.4 in good faith and in a uniform and nondiscriminatory manner with respect to all participants under the Plan.

3. EXERCISE OF OPTION

3.1 Partial Exercise Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3; provided, however, that each partial exercise will be for not less than 100 Shares and must be for whole Shares only.

3.2 Manner of Exercise The Option, or any exercisable portion thereof, may be exercised solely by delivery to Corporation’s Secretary or his office of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 2.3:

(a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice must be signed by Employee or other person then entitled to exercise the Option or such portion.

(b) Full payment to Corporation for the Shares with respect to which such Option or portion is exercised, which must be:

(i) In cash; or

(ii) In Shares owned by Employee, duly endorsed for transfer to Corporation, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the Shares as to which the Option is exercised; or

(iii) In Shares issuable to Employee upon exercise of the Option, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the Shares as to which the Option is exercised; or

(iv) By delivery of a notice that Employee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to Corporation in satisfaction of the purchase price of the Shares as to which the Option is exercised.

(c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by Employee or other person then entitled to exercise such Option or portion as the Committee in its discretion, determines is necessary or appropriate to effect compliance with the Securities Act of 1933 and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, such agreement may provide that (i) as of the date of any subsequent transfer of the Shares acquired on exercise of the Option (the “Option Shares”), the Committee may require an opinion of counsel acceptable to it to the effect that such transfer of the Option Shares does not violate the Securities Act of 1933, and (ii) Corporation may issue stop-transfer orders covering the Option Shares. Share certificates evidencing Option Shares will bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) will not be required if the Shares to be issued pursuant to such exercise have been registered under the Securities Act of 1933, and such registration is then effective in respect of such Shares.

(d) Full payment to Corporation (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option. Such payment may be in cash, in Shares owned by Employee, duly endorsed for transfer, with a Fair Market Value equal to the sums required to be withheld, in Shares issuable to Employee upon exercise of the Option with a Fair Market Value equal to the sums required to be withheld, or in any combination of the foregoing methods of payment.

(e) In the event the Option or portion is exercised pursuant to Section 4.1 by any person or persons other than Employee, appropriate proof of the right of such person or persons to exercise the Option.

3.3 Rights as Shareholder The holder of the Option is not, and does not have any of the rights or privileges of, a shareholder of Corporation in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares have been issued by Corporation to such holder.

4. OTHER PROVISIONS

4.1 Option Not Transferable Neither the Option nor any interest or right therein or part thereof may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Option has been exercised, or the Shares underlying such Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right in the Option or part thereof will be liable for the debts, contracts or engagements of Employee or her successors in interest or will be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof will be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

4.2 Notices Any notice to be given under the terms of this Agreement to Corporation must be addressed to Corporation in care of its Secretary, and any notice to be given to Employee will be addressed to her at the address given beneath her signature. By a notice given pursuant to this Section 4.2, either party may designate a different address for notices to be given. Any notice which is required to be given to Employee will, if Employee is then deceased, be given to Employee’s personal representative if such representative has previously informed Corporation of his or her status and address by written notice under this Section 4.2. Any notice will be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as pursuant to this Section and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

4.3 Titles Titles are provided in this Agreement for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4 Construction This Agreement will be administered, interpreted and enforced under the internal laws of the State of Oregon without regard to conflicts of laws thereof.

4.5 Conformity to Securities Laws Employee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan will be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.6 Definition of Terms All capitalized terms used in this Agreement without definition have the meanings ascribed to such terms in the Plan.

RENTRAK CORPORATION

By:	/s/ William P. Livek
Chief Executive Officer

/s/ Cathy Hetzel
Cathy Hetzel

Address:

Employee’s Taxpayer Identification Number:  ###-##-###